BY-LAWS

                               OF

             IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

       AS IN EFFECT AFTER AMENDMENTS DATED APRIL 25, 1991




                            ARTICLE I

                             OFFICES

     The principal office of the corporation in the State of Illinois shall be located in the City of Rock Island, County of Rock Island. The Central Office of the corporation shall include the business offices of its principal executive officers and staff and shall be located at 206 East Second Street, Davenport, Iowa. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Business Corporation Act to be maintained in the State of Illinois may be, but need not be, identical with the principal office in the State of Illinois, and the address of the registered office may be changed from time to time by the board of directors.


                           ARTICLE II

                    MEETINGS OF SHAREHOLDERS

     1. The annual meeting of shareholders of this corporation shall be held at 10:00 a.m., on the fourth Thursday in April at which time they shall elect by plurality vote, by ballot, a board of directors to hold office until the next succeeding annual meeting and until their successors shall have been duly elected and qualified, and shall transact such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     2. Special meetings of the shareholders may be called by the chairman of the board of directors, by the president, by the board of directors or by the holders of not less than one-fifth of all the outstanding shares of the corporation.

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     3.   The board of directors may by resolution designate any
place, either within or without the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made in such resolution, or if a special meeting be called otherwise than by resolution of the board, the place of meeting shall be the Central Office of the corporation, 206 East Second Street, in the City of Davenport, Iowa.

     4. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board of directors, the president, or the secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

     Except as otherwise provided by law or by the articles of incorporation of the corporation, the only business which shall be conducted at any annual or special meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding paragraph, (ii) be brought before the meeting at the direction of the board of directors or the chairman of the meeting or (iii) have been specified in a written notice (a "Shareholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary, at the Central Office of the corporation, 206 East Second Street, Davenport, Iowa (i) in the case of an annual meeting of shareholders, not less than 10 days prior to the first anniversary date of the initial mailing of notice of the previous year's annual meeting of shareholders, provided that such Shareholder Meeting Notice need not be given more than 75 days prior to such forthcoming annual meeting, or (ii) in the case of a special meeting of shareholders, not more than 10 days after the date of the initial mailing of notice of such special meeting. Each Shareholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the shareholder proposing to bring such item of business before the meeting; (iii) the class and number of shares held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Shareholder Meeting Notice; (iv) if any such item of business shall involve one or more nominations for director, all information regarding each such nominee as would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected; and (v) all other information which would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to such Section 14. No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this paragraph.

     When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

     Notwithstanding Article VIII of these By-laws, this Article
II, paragraph 4, may be altered, amended or repealed at any meeting of the board of directors only by the affirmative vote of 80 percent of the total number of authorized directors.

      5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, 60 days.

     If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation at least twenty days, immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof.

     6. The officer or agent having charge of the transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima-facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     7.   Subject to the provisions of Section 5 and 9 of this
Article II, each outstanding share of the corporation, regardless of the class or series thereof, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     8. Subject to the provisions of Section 5 of this Article II, each shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     9. Subject to the provisions of Section 5 of this Article II, in all elections for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle, among as many candidates as he shall designate.

     10. A majority of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that in case a quorum be not present at any meeting of shareholders, a majority of the shares represented at the meeting may adjourn to such day as they shall agree upon, without further notice.


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                           ARTICLE III

                            DIRECTORS

     1. The business and affairs of the corporation shall be under the direction of its board of directors. In discharging the duties of their respective positions, the board of directors, committees of the board and individual directors may, in considering the best interests of the corporation, consider the effects of any action upon employees, suppliers and customers of the corporation, communities in which offices or other establishments of the corporation are located and all other pertinent factors.

     Notwithstanding Article VIII of these By-laws, this Article
III, paragraph 1, may be altered, amended or repealed at any meeting of the board of directors only by the affirmative vote of 80 percent of the total number of authorized directors.

     2. The number of directors of the corporation shall be ten. Each director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the corporation.

     Notwithstanding Article VIII of these By-laws, this Article
III, paragraph 2, may be altered, amended or repealed at any meeting of the board of directors only by the affirmative vote of 80 percent of the total number of authorized directors.

     3. The regular meeting of the board of directors shall be held, without other notice than this By-law, immediately after and at the same place as the annual meeting of shareholders. Unless otherwise ordered by the board of directors with respect to a particular month, one additional regular meeting of the board shall be held in the months of January, July, and October. The board of directors may provide by resolution the time and place, either within or without the State of Illinois, for the holding of such additional regular meetings of the board of directors without other notice than such resolution.

     4. Special meetings of the board of directors may be called by or at the request of the chairman of the board of directors, the president, or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors.

     5. Notice of any special meeting shall be given at least three days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     6. A majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that if less than a majority of the directors are present at the said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     7. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     8. Any vacancies in the membership of the board of directors arising between meetings of shareholders by reason of an increase in the number of directors or otherwise may be filled by vote of a majority of the directors then in office, any director so elected to serve until the next annual meeting of shareholders; provided, however, that at no time shall the number of directors so elected exceed 33-1/3 % of the total membership of the board of directors.

     9. Directors as such shall not receive any stated salaries for their services but by resolution of the board of directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. By resolution of the board of directors, a fixed sum and expenses of attendance, if any, may be allowed members of any committee of the board of directors for attendance at any meeting of such committee. In addition, the board may allow by resolution a fixed monthly sum payable to such director or directors as are not officers or employees of the corporation. This sum shall be in an amount which in the opinion of the board of directors adequately compensates such director or directors for extended consideration of corporation matters implicit in the office of such director. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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                           ARTICLE IV

                       EXECUTIVE COMMITTEE

     1. The board of directors by resolution adopted by a majority of the whole board may designate two or more directors to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors or any member thereof of any responsibility imposed upon it or him by law.

     2. The executive committee, when the Board of Directors is not in session, shall have and exercise all of the authority of the board of directors in the management of the corporation except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending, altering or repealing the By-laws of the corporation, electing or removing officers of the corporation or members of the executive committee, fixing the compensation of any member of the executive committee, declaring dividends, or amending, altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amended, altered or repealed by the executive committee.

     3. Each member of the executive committee shall hold office until the next regular annual meeting of the directors following his designation and until his successor as a member of the executive committee is elected and qualified. Members of the executive committee must at all times be directors of the corporation.

     4. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may from time to time by resolution fix. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice, if delivered personally, or not less than two day's notice, if mailed or sent by telegram, stating the place, date and hour of the meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     5. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     6. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the whole board of directors.

     7. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the whole board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the chairman or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-laws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information.


                            ARTICLE V

                            OFFICERS

     1. The officers of this corporation shall consist of a chairman of the board of directors, a president, one or more vice presidents, a secretary, a treasurer, a controller, a general counsel, one or more assistant secretaries, one or more assistant treasurers and such other officers as from time to time may be determined upon by the board of directors. The treasurer and each assistant treasurer elected by the board of directors shall by virtue of such office, be an assistant secretary of the company. If more than one vice president is elected, each vice president shall have such descriptive title, if any, as the board of directors may determine. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner provided by law. Vacancies may be filled or new offices created and filled at any meeting of the board of directors.

     2. The chairman of the board of directors shall preside at all meetings of the shareholders and of the board of directors at which he is present. He shall have such other powers and perform such other duties as may be assigned to him by the board of directors, but he shall have no executive authority over the affairs of the corporation.

      3. The president shall be the principal executive officer of the corporation and subject only to authority of the board of directors, he shall determine fundamental policies and shall have general control of the affairs of the corporation. In case of death, disability, or absence of the chairman, the president shall perform and be vested with all the duties of the chairman. He may sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, which authorizations may be either specific or general. In addition, he shall in general perform all duties incident to the office of the president and such other duties as may be prescribed by the board of directors from time to time.

     4. Vice presidents shall have and perform such duties as may from time to time be assigned to them by the board of directors or the president. Any vice president may sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts or other instruments which the board of directors has authorized to be executed, which authorizations may be either specific or general. In case of the death, disability or absence of the president, the vice president (or if there be more than one, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of their first election) shall perform the duties of the president, including interim duties, and when so acting shall have all the powers of and be subject to all restrictions upon the president.

     5. The secretary shall keep a record of all proceedings of all shareholders' and directors' meetings, and shall give notice as required in these By-laws of all meetings of shareholders and directors. He shall have the custody of all books and records of the corporation, except such as shall be in the custody of the treasurer. He shall have custody of the seal of the corporation, and see that the seal is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized. He shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     6. The treasurer shall have charge and custody of all funds and securities of the corporation, shall keep accounts of all funds of the corporation received or disbursed, and shall deposit all moneys and valuables in the name of and to the credit of the corporation, in such banks or depositaries, and subject to withdrawal in the manner and by such persons as from time to time may be specified by resolution of the board of directors. He shall perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     7. The controller shall maintain records of all assets, liabilities and financial transactions of the corporation. He shall institute procedures for control of expenditures. He shall perform all duties incident to the office of the controller and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     8. The general counsel shall conduct the legal affairs of the corporation. He shall direct legal advisory and supervisory procedures and legal actions for and on behalf of the corporation. He shall perform all duties incident to the office of general counsel and such other duties as from time to time may be assigned to him by the president or by the board of directors.

     9. The assistance secretaries and the assistant treasurers, in general, shall perform such duties as may be assigned to them by the secretary or the treasurer, respectively, or by the president or by the board of directors. The assistant secretaries and the assistant treasurers shall act for and in the place of the secretary or the treasurer, respectively, in case of his death, disability or absence.

     10. Any two or more offices may be held by the same person, except the offices of president and secretary and the offices of treasurer and controller.

     11. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                           ARTICLE VI

                        WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of the Business Corporation Act of the State of Illinois, or under the provisions of the Articles of Incorporation or of the By-laws of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                           ARTICLE VII

                              SEAL

     The corporate seal of this corporation shall be a circular seal with the name of the corporation around the border and the word "Illinois" and the year of incorporation in the center.


                          ARTICLE VIII

                           AMENDMENTS

     These By-laws may be altered, amended or repealed, and new
By-laws may be adopted at any meeting of the board of directors of the corporation at which a quorum is present, by a majority vote of the directors present at such meeting.